

<ARTICLE>                     5
<LEGEND>
     This schedule  contains summary  financial  information  extracted from the unaudited  consolidated  fiancial  statements  at May 31,  1997 and for the nine month  period  ended May 31, 1997 is  qualified  in its entirety by reference to such financial  statements.  Earnings per share information has been restated to conform with the requirements of SFAS No. 128, Earnings Per Share.
</LEGEND>
<CIK>                         0001003934
<NAME>                        Unidigital Inc.
<MULTIPLIER>                                   1
<CURRENCY>                                     U.S. Dollars

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                             AUG-31-1998
<PERIOD-START>                                SEP-01-1996
<PERIOD-END>                                  MAY-31-1997
<EXCHANGE-RATE>                                         1
<CASH>                                          3,475,176
<SECURITIES>                                            0
<RECEIVABLES>                                   7,891,478
<ALLOWANCES>                                      389,288
<INVENTORY>                                             0
<CURRENT-ASSETS>                               14,165,043
<PP&E>                                         12,623,927
<DEPRECIATION>                                  1,346,217
<TOTAL-ASSETS>                                 31,929,039
<CURRENT-LIABILITIES>                          12,167,925
<BONDS>                                                 0
<PREFERRED-MANDATORY>                                   0
<PREFERRED>                                             0
<COMMON>                                           32,243
<OTHER-SE>                                      9,380,251
<TOTAL-LIABILITY-AND-EQUITY>                   31,929,039
<SALES>                                        18,157,668
<TOTAL-REVENUES>                               18,157,668
<CGS>                                           9,624,915
<TOTAL-COSTS>                                   9,624,915
<OTHER-EXPENSES>                                6,018,091
<LOSS-PROVISION>                                        0
<INTEREST-EXPENSE>                                695,660
<INCOME-PRETAX>                                 1,879,794
<INCOME-TAX>                                      634,378
<INCOME-CONTINUING>                             1,245,416
<DISCONTINUED>                                          0
<EXTRAORDINARY>                                         0
<CHANGES>                                               0
<NET-INCOME>                                    1,245,416
<EPS-PRIMARY>                                        0.39<F1>
<EPS-DILUTED>                                        0.39<F2>

<F1> Represents  basic  earnings  per share in  accordance  with SAFAS No.  128,
     Earnings Per Share.
<F2> Represents  diluted  earnigns  per share in  accordance  with SFAS No. 128,
     Earnings Per Share.

